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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement of PhotoMedex, Inc. on Form S-4 of our report dated February 23, 2000, accompanying the consolidated financial statements of PhotoMedex, Inc. contained in such Registration Statement and the Proxy Statement/Prospectus included as part of such a Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the headings "Experts" and "PhotoMedex Historical Consolidated Financial Data."


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Orange, California

October 17, 2002